                       JOINT FILERS' NAMES AND ADDRESSES

1. Name:    BCP Energy Services Fund GP, LP
   Address: 400 Convention Street, Suite 1010
            Baton Rouge, LA 70802

2. Name:    Charah Holdings GP LLC
   Address: 400 Convention Street, Suite 1010
            Baton Rouge, LA 70802

3. Name:    James Bernhard
   Address: 400 Convention Street, Suite 1010
            Baton Rouge, LA 70802

4. Name:    Jeffrey Jenkins
   Address: 400 Convention Street, Suite 1010
            Baton Rouge, LA 70802